Exhibit 23.5





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS





Organic Food Products, Inc.
Morgan Hill, California

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission on or about July 22, 1999 of our report dated September 24, 1997, relating to the financial statements of Organic Food Products, Inc., which are contained in the Joint Proxy
Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.






                                                Semple & Cooper, LLP

Phoenix, Arizona
July 22, 1999